                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                            FOR TENDER OF SHARES OF
                                  COMMON STOCK

                                       OF

                            SUMMIT CARE CORPORATION

                                       TO

                            FV-SCC ACQUISITION CORP.
                A WHOLLY OWNED SUBSIDIARY OF FOUNTAIN VIEW, INC

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, no par value per share (the "Shares"), of Summit Care Corporation, a California corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach Harris Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "THE TENDER OFFER--Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                        HARRIS TRUST COMPANY OF NEW YORK

        By Mail:               By Facsimile:           By Hand and Overnight
                                                              Courier:



  Wall Street Station          (212) 701-7636
     P.O. Box 1023           or (212) 701-7637             88 Pine Street
                                                             19th Floor

New York, NY 10268-1023
                             Confirm Receipt of          New York, NY 10005
                          Facsimile by Telephone:
                               (212) 701-7624

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

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  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  Ladies and Gentlemen:

  The undersigned hereby tenders to FV-SCC Acquisition Corp., a Delaware corporation formed by Fountain View, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 13, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.


 Number of Shares: _____________________

 Certificate Nos. (if available): __________________________________________

 Check one box if Shares will be tendered by book-entry transfer to an account maintained by Harris Trust Company of New York at: the Depository Trust Company [_]
                     Philadelphia Depository Trust Company [_]


 Account Number: _______________________

 Dated:      , 1998

 Name(s) of Record Holder(s): ______________________________________________

                                 PLEASE PRINT

 Address(es): ______________________________________________________________
                                                                     ZIP CODE

 Area Code and Tel. No.: _______________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "THE TENDER OFFER--Acceptance for Payment and Payment for Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three (3) Nasdaq Stock Market, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

                                  PLEASE PRINT

 Name of Firm: _____________________________________________________________
                            AUTHORIZED SIGNATURE

 ---------------------------------------------------------------------------
                                    ADDRESS                          ZIP CODE

 Name: _____________________________________________________________________
                                     TITLE

 Area Code and Tel. No.: _____________

 Date:      , 1998

 NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
        SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.